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Exhibit 5.3

LETTER OF CONSENT

January 10, 2004

To:	United States Securities and Exchange Commission
Re:	Harvest Operations Corp., Harvest Energy Trust and subsidiaries ("Harvest") — Registration Statement on Form F-10

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our individual reserve report evaluating a portion of the petroleum and natural gas reserves of the EnCana Corporation assets as of July 1, 2004, in the registration statement on Form F-10 of Harvest.

Sincerely,
GILBERT LAUSTSEN JUNG ASSOCIATES LTD.
ORIGINALLY SIGNED BY
James H. Willmon, P. Eng. Vice-President

Calgary, Alberta

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  Exhibit 5.3